Exhibit 28 (a) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

DECLARATION OF TRUST

OF

FEDERATED CORE TRUST

Dated as of August 21, 1996

DECLARATION OF TRUST made as of August 21, 1996, by the undersigned, and by the holders of shares of beneficial interest to be issued hereunder as hereinafter provided.

WHEREAS, the Trustees desire to establish a trust fund for the investment and reinvestment of funds contributed thereto;

NOW, THEREFORE, the Trustees declare that all money and property contributed to the trust fund hereunder shall be held and managed under this Declaration of Trust IN TRUST as herein set forth below.

ARTICLE I

NAMES AND DEFINITIONS

Section 1. Name. This Trust shall be known as FEDERATED CORE TRUST, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time.

Section 2. Definitions. Wherever used herein, unless otherwise required by the context or specifically provided:

(a)       The terms “Affiliated Person,” “Assignment,” “Commission,” “Interested Person,” “Investment Adviser,” and “Majority Shareholder Vote” (the 67% or 50% requirement of Section 2(a)(42) of the 1940 Act, whichever may be applicable) shall have the meanings given them in the 1940 Act, as amended from time to time;

(b)       The “Trust” refers to the Massachusetts Business Trust established by this Declaration of Trust, as amended from time to time, inclusive of each and every Series established hereunder;

(c)       “Series” refers to a series of Interests established and designated under or in accordance with the provisions of Article III;

(d)       “Series Company” refers to the form of a registered open-end investment company described in Section 18(f)(2) of the 1940 Act or in any successor statutory provision;

(e)       “Investor” means a record owner of Interests of any Series;

(f)       “Trustees” refer to the individual Trustees in their capacity as Trustees hereunder of the Trust and their successor or successors for the time being in office as such Trustees;

(g)       “Interests” means the equal proportionate units of interest into which the beneficial interest in the Trust shall be divided from time to time, or if more than one Series is authorized by the Trustees, the equal proportionate units into which each Series shall be divided from time to time and includes fractions of Interests as well as whole Interests;

(h)       The “1940 Act” refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, (including any exemptions granted thereunder) as amended from time to time; and

(i)       “Bylaws” shall mean the Bylaws of the Trust as amended from time to time.

ARTICLE II

PURPOSE OF TRUST

The purpose of this Trust is to operate as an investment company, and provide investors a continuous source of managed investments by investing primarily in securities, derivative securities, and also in debt instruments, commodities, commodity contracts and options thereon, and other property.

ARTICLE III

BENEFICIAL INTEREST

Section 1. Shares of Beneficial Interest. The beneficial interest in the Trust shall at all times be divided into transferable Interests, without par value. Subject to the provisions of Section 5 of this Article III, each Interest shall have voting rights as provided in Article VIII hereof, and holders of the Interests of any Series shall be entitled to receive allocations of unrealized gains and losses, taxable income and tax loss, and profit and loss, when and as declared with respect thereto in the manner provided in Article XI, Section 2 hereof. Each Interest of a Series shall represent an equal proportionate interest in the assets and liabilities and the income and the expenses of the Series with each other Interest of the same Series, none having priority or preference over another. The number of Interests authorized shall be unlimited. The Trustees may from time to time divide or combine the Interests of any Series into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series.

Section 2. Ownership of Shares. The ownership of Interests shall be recorded in the books of the Trust or a transfer agent which books shall be maintained separately for the Interests of each Series. The Interests of each Investor may not be transferred by such Investor, except as provided in Article X with regard to redemptions of Interests. The record books of the Trust or any transfer agent, as the case may be, shall be conclusive as to who are the Investors of each Series and as to the number of Interests of each Series held from time to time by each.

Section 3. Investment in the Trust. The Trustees shall accept investments in the Trust from such persons and on such terms as they may from time to time authorize. After the date of the initial contribution of capital (which shall occur prior to or with the initial private offering of Interests), the number of Interests to represent the initial contribution shall be considered as outstanding and the amount received by the Trustees on account of the contribution shall be treated as an asset of the Trust to be allocated among any Series in the manner described in Section 5(a) of this Article. Subsequent to such initial contribution of capital, Interests (including Interests which may have been redeemed or repurchased by the Trust) may be issued or sold through a capital contribution as provided in Article X.

Section 4. No Pre-emptive Right; Action by Investor. Investors shall have no pre-emptive or other right to subscribe to any additional Interests or other securities issued by the Trust. No action may be brought by an Investor on behalf of the Trust unless a prior demand regarding such matter has been made on the Trustees of the Trust.

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the initial Series shall be, and is established and designated as, High-Yield Bond Portfolio. Amd. #2, Amd. #4; Amd. #5; Amd. #6; Amd. #7; Amd. #8; Amd. #9; Amd. #10, Amd #11.

Interests of any Series established in this Section 5 shall have the following relative rights and preferences:

(a)       Assets belonging to Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Trust. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets belonging to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable, and any General Assets so allocated to a particular Series shall belong to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Investors of all Series for all purposes.

(b)       Liabilities Belonging to Series. The assets belonging to each particular Series shall be charged with the liabilities of the Trust in respect to that Series and all expenses, costs, charges, and reserves attributable to that Series, and any general liabilities of the Trust which are not readily identifiable as belonging to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities belonging to" that Series. Each allocation of liabilities belonging to a Series by the Trustees shall be conclusive and binding upon the Investors of all Series for all purposes.

(c)       Allocations, Distributions, Redemptions, Repurchases and Indemnification. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article XI, no allocation or distribution (including, without limitation, any distribution paid upon termination of the Trust or of any Series) with respect to, nor any redemption or repurchase of the Interests of any Series shall be effected by the Trust other than from the assets belonging to such Series, nor except as specifically provided in Section 1 of Article XII hereof, shall any Investor of any particular Series otherwise have any right or claim against the assets belonging to any other Series except to the extent that such Investor has such a right or claim hereunder as an Investor of such other Series.

(d)       Voting. Notwithstanding any of the other provisions of this Declaration of Trust, including, without limitation, Section 1 of Article VIII, only Investors of a particular Series shall be entitled to vote on any matters affecting such Series. Except with respect to matters as to which any particular Series is adversely affected materially differently or as otherwise required by applicable law, all of the Interests of each Series shall, on matters as to which such Series is entitled to vote, vote with other Series so entitled as a single class. Notwithstanding the foregoing, with respect to matters which would otherwise be voted on by two or more Series as a single class, the Trustees may, in their sole discretion, submit such matters to the Investors of any or all such Series, separately.

(e)       Fraction. Any fractional Interest of a Series shall carry proportionately all the rights and obligations of a whole Interest of that Series, including rights with respect to voting, receipt of allocations and distributions, redemption of Interests, and termination of the Trust or of any Series.

(f)       Elimination of Series. The Trustees shall have the authority, without the approval of Investors of any Series, unless otherwise required by applicable law, to amend this Declaration of Trust to abolish that Series and to rescind the establishment and designation thereof.

ARTICLE IV

THE TRUSTEES

Section 1. Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out that responsibility. The Trustees who shall serve as Trustees are as follows: John F. Donahue, Thomas G. Bigley, John T. Conroy, Jr., William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Peter E. Madden, Gregor F. Meyer, John E. Murray, Jr., Wesley W. Posvar and Marjorie P. Smuts.

Section 2. Election of Trustees by Investors. Unless otherwise required by the 1940 Act or any court or regulatory body of competent jurisdiction, or unless the Trustees determine otherwise, a Trustee shall be elected by the Trustees, and Investors shall have no right to elect Trustees.

Section 3. Term of Office of Trustees. The Trustees shall hold office during the lifetime of this Trust, and until its termination as hereinafter provided; except (a) that any Trustee may resign his office at any time by written instrument signed by him and delivered to the other Trustees, which shall take effect upon such delivery or upon such later date as is specified therein; (b) that any Trustee may be removed at any time by written instrument signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become mentally or physically incapacitated may be retired by written instrument signed by a majority of the other Trustees, specifying the date of his retirement; and (d) a Trustee may be removed at any special meeting of Investors of the Trust by a vote of two-thirds of the outstanding Interests. Any removals shall be effective as to the Trust and each Series hereunder.

Section 4. Termination of Service and Appointment of Trustees. In case of the death, resignation, retirement, removal or mental or physical incapacity of any of the Trustees, or in case a vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees shall fill such vacancy by appointing such other person as they in their discretion shall see fit. An appointment of a Trustee may be made by the Trustees then in office in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. As soon as any Trustee so appointed shall have accepted this Trust, the trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. Any appointment authorized by this Section 4 is subject to the provisions of Section 16(a) of the 1940 Act.

Section 5. Number of Trustees. The number of Trustees, not less than three (3) nor more than twenty (20) serving hereunder at any time, shall be determined by the Trustees themselves.

Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled or while any Trustee is physically or mentally incapacitated, the other Trustees shall have all the powers hereunder and the certificate signed by a majority of the other Trustees of such vacancy, absence or incapacity, shall be conclusive, provided, however, that no vacancy which reduces the number of Trustees below three (3) shall remain unfilled for a period longer than six calendar months.

Section 6. Effect of Death, Resignation, etc. of a Trustee. The death, resignation, retirement, removal, or mental or physical incapacity of the Trustees, or any one or more of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.

Section 7. Ownership of Assets. The assets belonging to each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustee. All of the assets belonging to each Series or owned by the Trust shall at all times be considered as vested in the Trustees. No Investor shall be deemed to have a severable ownership interest in any individual asset belonging to any Series or owned by the Trust or any right of partition or possession thereof, but each Investor shall have a proportionate undivided beneficial interest in a Series.

ARTICLE V

POWERS OF THE TRUSTEES

Section 1. Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Investors. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the management of the Trust or a Series. The Trustees shall not be bound or limited by present or future laws or customs in regard to trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Without limiting the foregoing, the Trustees shall have the following specific powers and authority, subject to any applicable limitation in the 1940 Act or in this Declaration of Trust or in the Bylaws of the Trust:

(a)       To buy, and invest funds in their hands in securities and other property, including, but not limited to, common stocks, preferred stocks, bonds, debentures, warrants and rights to purchase securities, options, certificates of beneficial interest, money market instruments, notes or other evidences of indebtedness issued by any corporation, trust or association, domestic or foreign, or issued or guaranteed by the United States of America or any agency or instrumentality thereof, by the government of any foreign country, by any State of the United States, or by any political subdivision or agency or instrumentality of any State or foreign country, or "when-issued" or "delayed-delivery" contracts for any such securities, or any repurchase agreement or reverse repurchase agreement, or debt instruments, commodities, commodity contracts and options thereon, or to retain assets belonging to each and every Series in cash, and from time to time to change the investments of the assets belonging to each Series;

(b)       To adopt Bylaws of the Trust not inconsistent with the Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Investors;

(c)       To elect and remove such officers of the Trust and appoint and terminate such agents of the Trust as they consider appropriate;

(d)       To appoint or otherwise engage a bank or other entity permitted by the 1940 Act, as custodian of any assets belonging to any Series subject to any conditions set forth in this Declaration of Trust or in the Bylaws;

(e)       To appoint or otherwise engage transfer agents, dividend disbursing agents, Investor servicing agents, Investment Advisers (including any sub-investment advisers), placement agents, administrative service agents, and such other agents as the Trustees may from time to time appoint or otherwise engage;

(f)       To provide for the distribution of any Interests of any Series either through a private placement agent in the manner hereinafter provided for or by the Trust itself, or both;

(g)       To set record dates in the manner hereinafter provided for;

(h)       To delegate such authority as they consider desirable to a committee or committees composed of Trustees, including without limitation, an Executive Committee, or to any officers of the Trust and to any agent or custodian;

(i)       To sell or exchange any or all of the assets belonging to one or more Series, subject to the provisions of Article XIII, Section 3(b) hereof;

(j)       To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver powers of attorney to such person or persons, including the Investment Adviser of the Trust as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

(k)       To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities or other property;

(l)       To hold any security or property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in its own name or in the name of a custodian or a nominee or nominees, subject in either case to proper safeguards according to the usual business practice of Massachusetts business trusts or investment companies;

(m)       To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which belongs to any Series; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security which belongs to any Series;

(n)       To engage in and to prosecute, compound, compromise, abandon, or adjust, by arbitration or otherwise, any actions, suits, proceedings, disputes, claims, demands, and things relating to the Trust, and out of the assets belonging to any Series to pay, or to satisfy, any debts, claims or expenses incurred in connection therewith, including those of litigation, upon any evidence that the Trustees may deem sufficient (such powers shall include, without limitation, any actions, suits, proceedings, disputes, claims, demands and things relating to the Trust wherein any of the Trustees may be named individually and the subject matter of which arises by reason of business for or on behalf of the Trust);

(o)       To make distributions of income and of capital gains to Investors;

(p)       To borrow money;

(q)       From time to time to issue and sell the Interests of any Series either for cash or for property whenever and in such amounts as the Trustees may deem desirable, but subject to the limitation set forth in Section 3 of Article III.

(r)       To purchase insurance of any kind, including, without limitation, insurance on behalf of any person who is or was a Trustee, officer, employee, or agent of the Trust, or is or was serving at the request of the Trust as a trustee, director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such;

(s)       To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets belonging to any Series;

The Trustees shall have all of the powers set forth in this Section 1 with respect to all assets and liabilities of each Series.

Section 2. Principal Transactions. The Trustees shall not cause the Trust on behalf of any Series to buy any securities (other than Interests) from or sell any securities (other than Interests) to, or lend any assets belonging to any Series to any Trustee or officer or employee of the Trust or any firm of which any such Trustee or officer is a member acting as principal unless permitted by the 1940 Act, but the Trust may employ any such other party or any such person or firm or company in which any such person is an interested person in any capacity not prohibited by the 1940 Act.

Section 3. Investments by Trustees and Officers. No Trustee, officer, employee, or other agent of the Trust may acquire or own Interests of any Series.

Section 4. Parties to Contract. The Trustees may enter into any contract of the character described in Article VII or in Article IX hereof or any other capacity not prohibited by the 1940 Act with any corporation, firm, partnership, trust, or association, although one or more of the Trustees, officers, employees, or agents of the Trust or their affiliates may be an officer, director, trustee, partner, or interested person of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust or any Series under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, in the absence of actual fraud. The same person (including a firm, corporation, partnership, trust, or association) may be the other party to contracts entered into pursuant to Article VII or Article IX or any other capacity not prohibited by the 1940 Act, and any individual may be financially interested or otherwise an interested person of persons who are parties to any or all of the contracts mentioned in this Section 4.

ARTICLE VI

TRUSTEES' EXPENSES AND COMPENSATION

Section 1. Trustee Reimbursement. The Trustees shall be reimbursed from the assets belonging to each particular Series for all of such Trustees' expenses as such expenses are allocated to and among any one or more of the Series pursuant to Article III, Section 5(b), including, without limitation, expenses of organizing the Trust or any Series and continuing its or their existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services, administrative services, and private placement services provided for in Article VII, Sections 1, 2, and 3; fees and expenses of preparing Registration Statements under the 1940 Act and any amendments thereto; expenses of registering and qualifying the Trust and any Series and the Interests of any Series under federal and state laws and regulations, if any; interest expenses, taxes, fees, and commissions of every kind; expenses of issue, purchases, repurchases and redemptions of Interests; charges and expenses of custodians, transfer agents, dividend disbursing agents, Investor servicing agents and registrars; auditing, accounting, and legal expenses; reports to Investors and governmental officers and commissions; expenses of meetings of Investors and proxy solicitations therefor; insurance expenses; association membership dues and nonrecurring items as may arise, including all losses and liabilities by them incurred in administering the Trust and any Series, including expenses incurred in connection with litigation, proceedings, and claims and the obligations of the Trust under Article XII hereof and the Bylaws to indemnify its Trustees, officers, employees, and agents, and any contract obligation to indemnify the placement agent of the Trust under Section 3 of Article VII; and for the payment of such expenses, disbursements, losses, and liabilities, the Trustees shall have a lien on the assets belonging to each Series prior to any rights or interests of the Investors of any Series. This section shall not preclude the Trust from directly paying any of the aforementioned fees and expenses.

Section 2. Trustee Compensation. The Trustees shall be entitled to compensation from the Trust from the assets belonging to any Series for their respective services as Trustees, to be determined from time to time by vote of the Trustees, and the Trustees shall also determine the compensation of all officers, employees, consultants, and agents whom they may elect or appoint. The Trust may pay out of the assets belonging to any Series any Trustee or any corporation, firm, partnership, trust, or other entity of which a Trustee is an interested person for services rendered in any capacity not prohibited by the 1940 Act, and such payments shall not be deemed compensation for services as a Trustee under the first sentence of this Section 2 of Article VI.

ARTICLE VII

INVESTMENT ADVISER, ADMINISTRATIVE SERVICES,

PLACEMENT AGENT AND TRANSFER AGENT

Section 1. Investment Adviser. Subject to a Majority Shareholder Vote by the relevant Series to the extent such vote is required by law, the Trustees may in their discretion from time to time enter into an investment advisory contract whereby the other party to such contract shall undertake to furnish the Trustees investment advisory services for such Series upon such terms and conditions and for such compensation as the Trustees may in their discretion determine. Subject to a Majority Shareholder Vote by the relevant Series to the extent such vote is required by law, the Investment Adviser may enter into a sub-investment advisory contract to receive investment advice and/or statistical and factual information from the sub-investment adviser for such Series upon such terms and conditions and for such compensation as the Trustees, in their discretion, may agree. Notwithstanding any provisions of this Declaration of Trust, the Trustees may authorize the Investment Adviser (including any sub-investment adviser) or any person furnishing administrative personnel and services as set forth in Article VII, Section 2 (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, or exchanges of portfolio securities belonging to a Series on behalf of the Trustees or may authorize any officer, employee, or Trustee to effect such purchases, sales, or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, and exchanges shall be deemed to have been authorized by the Trustees. The Trustees may also authorize the Investment Adviser to determine what firms shall be employed to effect transactions in securities for the account of a Series and to determine what firms shall participate in any such transactions or shall share in commissions or fees charged in connection with such transactions.

Section 2. Administrative Services. The Trustees may in their discretion from time to time contract for administrative personnel and services whereby the other party shall agree to provide the Trustees administrative personnel and services to operate the Trust or a Series on a daily basis, on such terms and conditions as the Trustees may in their discretion determine. Such services may be provided by one or more entities.

Section 3. Placement Agent. The Trustees may in their discretion from time to time enter into an exclusive or nonexclusive contract or contracts providing for the sale of the Interests of a Series, whereby a Series may either agree to sell the Interests to the other party to the contract or appoint such other party its sales agent for such shares. In either case, the contract shall be on such terms and conditions (including indemnification of the placement agent allowable under applicable law and regulation) as the Trustees may in their discretion determine not inconsistent with the provisions of this Article VII; and such contract may also provide for the repurchase or sale of Interests of a Series by such other party as agent of the Trust.

Section 4. Transfer Agent. The Trustees may in their discretion from time to time enter into transfer agency and Investor services contracts whereby the other party shall undertake to furnish transfer agency and Investor services. The contracts shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws. Such services may be provided by one or more entities.

ARTICLE VIII

INVESTORS’ VOTING POWERS AND MEETINGS

Section 1. Voting Powers. Subject to the provisions set forth in Article III, Section 5(d), the Investors shall have power to vote: (i) for the election of Trustees as provided in Article IV, Section 2; (ii) for the removal of Trustees as provided in Article IV, Section 3(d); (iii) with respect to any Investment Adviser (including any sub-investment adviser) as provided in Article VII, Section 1; (iv) with respect to the amendment of this Declaration of Trust as provided in Article XIII, Section 7; and (v) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, or the By-Laws of the Trust or any regulation of the Trust or the Securities and Exchange Commission or any State, or as the Trustees may consider desirable. Each whole Interest shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Interest shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Interests may be voted in person or by proxy. A proxy purporting to be executed by or on behalf of any Investor shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. At all meetings of Investors, unless inspectors of election have been appointed, all questions relating to the qualification of votes and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Unless otherwise specified in the proxy, the proxy shall apply to all Interests of each Investor in the Trust (or each Series). Any proxy may be in written form, telephonic or electronic form, including facsimile, and all such forms shall be valid when in conformance with procedures established and implemented by the officers of the Trust. Until Interests of a Series are issued, the Trustees may exercise all rights of Investors of such Series with respect to matters affecting such Series, and may take any action with respect to the Trust or such Series required or permitted by law, this Declaration of Trust or any Bylaws of the Trust to be taken by Investors.

Section 2. Meetings. An Investors’ meeting shall be held as specified in Section 2 of Article IV at the principal office of the Trust or such other place as the Trustees may designate. Special meetings of the Investors may be called by the Trustees or the Chief Executive Officer of the Trust and shall be called by the Trustees upon the written request of Investors owning at least one-tenth of the outstanding Interests of all Series entitled to vote. Investors shall be entitled to at least fifteen days' notice of any meeting.

Section 3. Quorum and Required Vote. Except as otherwise provided by law, the presence in person or by proxy of the holders of (a) one-half of the Interests of the Trust on all matters requiring a Majority Shareholder Vote, as defined in the Investment Company Act of 1940, or (b) one-third of the Interests of the Trust on all other matters permitted by law, in each case, entitled to vote shall constitute a quorum at any meeting of the Investors, except with respect to any matter which by law requires the separate approval of one or more Series, in which case the presence in person or by proxy of the holders of one-half or one-third, as set forth above, of the Interests of each Series entitled to vote separately on the matter shall constitute a quorum. When any one or more Series is entitled to vote as a single Series, more than one-half, or one-third, as appropriate, of the Interests of each such Series entitled to vote shall constitute a quorum at an Investors’ meeting of that Series. If a quorum shall not be present for the purpose of any vote that may properly come before the meeting, the Interests present in person or by proxy and entitled to vote at such meeting on such matter may, by plurality vote, adjourn the meeting from time to time to such place and time without further notice than by announcement to be given at the meeting until a quorum entitled to vote on such matter shall be present, whereupon any such matter may be voted upon at the meeting as though held when originally convened. Subject to any applicable requirement of law or of this Declaration of Trust or the By-Laws, a plurality of the votes cast shall elect a Trustee, and all other matters shall be decided by a majority of the votes cast and entitled to vote thereon.

Section 4. Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Investors may be taken without a meeting if a majority of such Investors entitled to vote on the matter (or such larger proportion thereof as shall be required by applicable law or by any express provision of this Declaration of Trust or the By-Laws) consents to the action in writing. Such consents shall be treated for all purposes as a vote taken at a meeting of Investors.

Section 5. Additional Provisions. The Bylaws may include further provisions for Investors' votes and meetings and related matters.

ARTICLE IX

CUSTODIAN

The Trustees may, in their discretion, from time to time enter into contracts providing for custodial and accounting services to the Trust or any Series. The contracts shall be on the terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Declaration of Trust or of the Bylaws. Such services may be provided by one or more entities, including one or more sub-custodians.

ARTICLE X

INCREASES AND REDEMPTIONS OF INTERESTS

Subject to applicable law, to the provisions of this Declaration of Trust and to such restrictions as may from time to time be adopted by the Trustees, each Investor may vary its Interest in any Series at any time by increasing (through a capital contribution) or decreasing (through a capital withdrawal) or by a redemption of its Interest. An increase in the Interest of an Investor in a Series shall be reflected as an increase in the Book Capital Account balance of that Investor in that Series and a decrease in the Interest of an Investor in a Series or the Redemption of the Interest of that Investor shall be reflected as a decrease in the Book Capital Account balance of that Investor in that Series. The Trust shall, upon appropriate and adequate notice from any Investor, increase, decrease, or redeem such Investor’s Interest for an amount determined by the application of a formula adopted for such purpose by resolution of the Trustees; provided that (a) the amount received by the Investor upon any such decrease or redemption shall not exceed the decrease in the Investor’s Book Capital Account balance effected by such decrease or redemption of its Interest, and (b) if so authorized by the Trustees, the Trust may, at any time and from time to time, charge fees for effecting any such decrease or redemption, at such rates as the Trustees may establish, and may, at any time and from time to time, suspend such right of decrease or redemption. The procedures for effecting decreases or redemptions shall be as determined by the Trustees from time to time.

ARTICLE XI

DETERMINATION OF BOOK CAPITAL ACCOUNT

BALANCES AND DISTRIBUTIONS

Section 1. Book Capital Account Balances. The Book Capital Account balance of Investors with respect to a particular Series shall be determined on such days and at such time or times as the Trustees may determine. The Trustees shall adopt resolutions setting forth the method of determining the Book Capital Account balance of each Investor. The power and duty to make calculations pursuant to such resolutions may be delegated by the Trustees to the Investment Adviser or administrator, custodian, or such other person as the Trustees may determine. Upon the redemption of an Interest, the Investor in that Interest shall be entitled to receive the balance of its Book Capital Account. An Investor may not transfer its Book Capital Account balance.

Section 2. Allocations and Distributions to Investors. The Trustees shall, in compliance with the Internal Revenue Code, the 1940 Act, and generally accepted accounting principles, establish the procedures by which the Trust shall make with respect to each Series: (i) the allocation of unrealized gains and losses, taxable income and tax loss, and profit and loss, or any item or items thereof, to each Investor, (ii) the payment of distributions, if any to Investors, and (iii) upon liquidation, the final distribution of items of taxable income and expense. Such procedures shall be set forth in writing and be furnished to the Trust’s accountants. The Trustees may amend the procedures adopted pursuant to this Section 2 of Article XI from time to time. The Trustees may retain from the net profits of each Series such amount as they may deem necessary to pay the liabilities and expenses of that Series.

Section 3. Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article XI, the Trustees may prescribe, in their absolute discretion, such other bases and times for determining the net income and net assets of the Trust and of each Series, the allocation of income of the Trust and of each Series, the Book Capital Account balance of each Investor, or the payment of distributions to the Investors as they deem necessary or desirable to enable the Trust or a Series to comply with any provision of the 1940 Act or any order of exemption issued by the Commission or with the Internal Revenue Code.

ARTICLE XII

INDEMNIFICATION

Section 1. Indemnification of Investors. Each Investor of any Series shall be liable for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against or with respect to the Trust or any Series arising out of any action taken or omitted for or on behalf of the Trust or such Series. Amd. #1

Each Investor or former Investor of any Series (or their corporate or other general successor) shall be entitled to be held harmless from and indemnified against to the full extent of such liability and the costs of any litigation or other proceedings in which such liability shall have been determined, including, without limitation, the fees and disbursements of counsel if, contrary to the provisions hereof, such Investor or former Investor of such Series shall be held to be liable. Such indemnification shall come exclusively from the assets of the relevant Series.

The Trust shall, upon request by an Investor or former Investor, assume the defense of any claim made against any Investor for any act or obligation of the Trust or any Series and satisfy any judgment thereon.

Section 2. Limitation of Personal Liability and Indemnification of Trustees, Officers, Employees, or Agents of the Trust. No Trustee, officer, employee, or agent of the Trust shall have the power to bind any other Trustee, officer, employee, or agent of the Trust personally. The Trustees, officers, employees, or agents of the Trust in incurring any debts, liabilities or obligations, or in taking or omitting any other actions for or in connection with the Trust, are, and each shall be deemed to be, acting as Trustee, officer, employee or agent of the Trust and not in his own individual capacity.

Trustees and officers of the Trust shall be liable for their willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee or officer, as the case may be, and for nothing else.

Each person who is or was a Trustee, officer, employee, or agent of the Trust shall be entitled to indemnification out of the assets of the Trust (or of any Series) to the extent provided in, and subject to the provisions of, the Bylaws, provided that no indemnification shall be granted in contravention of the 1940 Act.

ARTICLE XIII

MISCELLANEOUS

Section 1. Trustee Action Binding, Expert Advice, No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to the provisions of Article XII, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and subject to the provisions of Article XII, shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

Section 2. Establishment of Record Dates. The Trustees may close the Interest transfer books of the Trust maintained with respect to any Series for a period not exceeding ninety (90) days preceding the date of any meeting of Investors of the Trust or any Series, or the date for the payment of any allocation or the making of any distribution to Investors, or the date for the allotment of rights, or the date when any change or conversion or exchange of Interests of any Series shall go into effect or the last day on which the consent or dissent of Investors of any Series may be effectively expressed for any purpose; or in lieu of closing the Interests transfer books as aforesaid, the Trustees may fix in advance a date, not exceeding ninety (90) days preceding the date of any meeting of Investors of the Trust or any Series, or the date for the payment of any allocation or the making of any distribution to Investors of any Series, or the date for the allotment of rights, or the date when any change or conversion or exchange of Interests of any Series shall go into effect, or the last day on which the consent or dissent of Investors of any Series may be effectively expressed for any purpose, as a record date for the determination of the Investors entitled to notice of, and, to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such allocation or distribution, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of Interests, or to exercise the right to give such consent or dissent, and in such case such Investors and only such Investors as shall be Investors of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting, or to receive payment of such allocation or distribution, or to receive such allotment or rights, or to change, convert or exchange Interests of any Series, or to exercise such rights, as the case may be, notwithstanding, after such date fixed aforesaid, any transfer of any Interests on the books of the Trust maintained with respect to any Series. Nothing in the foregoing sentence shall be construed as precluding the Trustees from setting different record dates for different Series.

Section 3. Termination of Trust.

(a)       This Trust shall continue for a period of fifty (50) years from September 1, 1996, but subject to the provisions of paragraphs (b), (c) and (d) of this Section 3. At the date of termination of the Trust pursuant to this paragraph (a) of Section 3, the Investors may elect to continue the existence of the Trust for such period of time as they may agree in writing. If the existence of the Trust is not continued, the Trustees, upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, belonging to each Series, shall distribute the remaining assets belonging to each Series ratably among the holders of the outstanding Interests of each Series. In termination of the Trust, the Trustees may, as they deem appropriate, sell and convert into money any or all of the assets of each Series prior to distribution.

(b)       The Trustees may, by majority action, with the approval of a Majority Shareholder Vote of each Series entitled to vote as determined by the Trustees under Section 5(d) of Article III, sell and convey the assets of the Trust or any Series to another trust or corporation. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to each Series, the Trustees shall distribute the remaining assets belonging to each Series ratably among the holders of the outstanding Interests of that Series. The Trustees shall make a good faith determination that a conveyance of a part of the assets of a Series is in the best interest of Investors of the relevant Series.

(c)       The Trustees may at any time sell and convert into money all the assets of the Trust or any Series without Investor approval, unless otherwise required by applicable law. Upon making provision for the payment of all outstanding obligations, taxes, and other liabilities, accrued or contingent, belonging to each Series, the Trustees shall distribute the remaining assets belonging to each Series ratably among the holders of the outstanding Interests of that Series.

(d)       Upon completion of the distribution of the remaining proceeds of the remaining assets as provided in paragraphs (b) and (c), the Trust or the applicable Series shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder or with respect thereto and the right, title, and interest of all parties shall be canceled and discharged.

Section 4. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which, initially, shall be c/o Donnelly, Conroy & Gelhaar, One Post Office Square, Boston, Massachusetts 02109-2105, Amd. #3 and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts. The Trust may maintain other offices as the Trustees may from time to time determine. The original or a copy of this instrument and of each declaration of trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Investor. A copy of this instrument and of each supplemental declaration of trust shall be filed by the Trustees with the Massachusetts Secretary of State and the Boston City Clerk, as well as any other governmental office where such filing may from time to time be required. Headings are placed herein for convenience of reference only and in case of any conflict, the text of this instrument, rather than the headings shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

Section 5. Applicable Law. The Trust set forth in this instrument is created under and is to be governed by and construed and administered according to the laws of The Commonwealth of Massachusetts.

Section 6. Amendments -- General. All rights granted to the Investors under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided. The provisions of this Declaration of Trust (whether or not related to the rights of Investors) may be amended at any time, so long as such amendment does not adversely affect the rights of any Investor with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of Investors may be adopted at any time by an instrument signed in writing by a majority of the then Trustees (or by any officer of the Trust pursuant to the vote of a majority of such Trustees) when authorized to do so by the vote of the Investors holding a majority of the Interests entitled to vote. Subject to the foregoing, any such amendment shall be effective as provided in the instrument containing the terms of such amendment or, if there is no provision therein with respect to effectiveness, upon the execution of such instrument and of a certificate (which may be a part of such instrument) executed by a Trustee or officer to the effect that such amendment has been duly adopted. Copies of the amendment to this Declaration of Trust shall be filed as specified in Section 4 of this Article XIII. A restated Declaration of Trust, integrating into a single instrument all of the provisions of the Declaration of Trust which are then in effect and operative, may be executed from time to time by a majority of the Trustees and shall be effective upon filing as specified in Section 4.

Section 7. Amendments -- Series. The establishment and designation of any Series in addition to those established and designated in Section 5 of Article III hereof shall be effective upon the execution by a majority of the then Trustees, without the need for Investor approval, of an amendment to this Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of any such Series, or as otherwise provided in such instrument.

Without limiting the generality of the foregoing, the Declaration of the Trust may be amended without the need for Investor approval to:

(a)       create one or more Series (in addition to any Series already existing or otherwise) with such rights and preferences and such eligibility requirements for investment therein as the Trustees shall determine and reclassify any or all outstanding Interests as Interest of particular Series in accordance with such eligibility requirements;

(b)       combine two or more Series into a single Series on such terms and conditions as the Trustees shall determine;

(c)       change or eliminate any eligibility requirements for investment in Interests of any Series, including without limitation the power to provide for the issue of Interests of any Series in connection with any merger or consolidation of the Trust with another trust or company or any acquisition by the Trust of part or all of the assets of another trust or company;

(d)       change the designation of any Series;

(e)       change the method of allocating unrealized gains and losses, taxable income and tax loss, and profit and loss among the various Series;

(f)       allocate any specific assets or liabilities of the Trust or any specific items of income or expense of the Trust to one or more Series; and

(g)       specifically allocate assets to any or all Series or create one or more additional Series which are preferred over all other Series in respect of assets specifically allocated thereto or any allocations made by the Trust with respect to any item of income or expense, however determined.

Section 8. Use of Name. The Trust acknowledges that Federated Investors has reserved the right to grant the non-exclusive use of the name "Federated” or any derivative thereof to any other investment company, investment company portfolio, Investment Adviser, distributor, or other business enterprise, and to withdraw from the Trust or one or more Series any right to the use of the name “Federated.”

IN WITNESS WHEREOF, the undersigned have executed this instrument as of the day and year first above written.

/s/ John F. Donahue	/s/ Edward L. Flaherty, Jr.
John F. Donahue	Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley, Jr.	/s/ Peter E. Madden
Thomas G. Bigley, Jr.	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ Gregor F. Meyer
John T. Conroy, Jr.	Gregor F. Meyer

/s/ William J. Copeland	/s/ John E. Murray, Jr.
William J. Copeland	John E. Murray, Jr.

/s/ James E. Dowd	/s/ Wesley W. Posvar
James E. Dowd	Wesley W. Posvar

/s/ Lawrence D. Ellis, M.D.	/s/ Marjorie P. Smuts
Lawrence D. Ellis, M.D.	Marjorie P. Smuts

COMMONWEALTH OF PENNSYLVANIA )

: ss

COUNTY OF ALLEGHENY )

I hereby certify that on August 21, 1996, before me, the subscriber, a Notary Public of the Commonwealth of Pennsylvania, in for the County of Allegheny, personally appeared John F. Donahue, Thomas G. Bigley, John T. Conroy, Jr., William J. Copeland, James E. Dowd, Lawrence D. Ellis, M.D., Edward L. Flaherty, Jr., Peter E. Madden, Gregor F. Meyer, John E. Murray, Jr., Wesley W. Posvar and Marjorie P. Smuts, who acknowledged the foregoing Declaration of Trust to be their act.

Witness my hand and notarial seal the day and year above written.

/S/ Samuel C. Webb

Notary Public

FEDERATED CORE TRUST

Amendment No. 1

DECLARATION OF TRUST

dated August 21, 1996

THIS Declaration of Trust is amended as follows:

Delete the first paragraph of Section 1 of Article XII from the Declaration of Trust and substitute in its place the following:

“Section 1. Indemnification of Investors.

Each Investor of any Series shall not be liable for any debt, claim, action, demand, suit, proceeding, judgment, decree, liability or obligation of any kind, against or with respect to the Trust or any Series arising out of any action taken or omitted for or on behalf of the Trust or such Series.”

The undersigned hereby certify that the above stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 2nd day of February, 1998.

WITNESS the due execution hereof this 23rd day of February, 1998.

/s/ John F. Donahe	/s/ Edward L. Flaherty, Jr.
John F. Donahue	Edward L. Flaherty, Jr.

/s/ Thomas G. Bigley	/s/ Peter E. Madden
Thomas G. Bigley	Peter E. Madden

/s/ John T. Conroy, Jr.	/s/ John E. Murray, Jr.
John T. Conroy, Jr.	John E. Murray, Jr.

/s/ William J. Copeland	/s/ Wesley W. Posvar
William J. Copeland	Wesley W. Posvar

/s/ James E. Dowd	/s/ Marjorie P. Smuts
James E. Dowd	Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.

Federated Core Trust

Amendment No. 2

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as, High-Yield Bond Portfolio and Federated Mortgage Core Portfolio.

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees by Unanimous Consent on the 25th day of January, 1999.

WITNESS the due execution hereof this 26th day of January, 1999.

/s/ John F. Donahue	/s/ Lawrence D. Ellis, M.D.
John F. Donahue	Lawrence D. Ellis, M.D.

/s/ Thomas G. Bigley	/s/ Peter E. Madden
Thomas G. Bigley	Peter E. Madden

/s. John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ John E. Murray, Jr.
Nicholas P. Constantakis	John E. Murray, Jr.

/s/ William J. Copeland	/s/ Marjorie P. Smuts
William J. Copeland	Marjorie P. Smuts

/s/ John F. Cunningham	/s/ John S. Walsh
John F. Cunningham	John S. Walsh

FEDERATED CORE TRUST

Amendment No. 3

to the

DECLARATION OF TRUST

Dated August 21, 1996

THIS Declaration of Trust is amended as follows:

A.       Strike the first sentence of Section 4 of Article XIII from the Declaration of Trust and substitute in its place the following:

Section 5. Offices of the Trust, Filing of Copies, Headings, Counterparts. The Trust shall maintain a usual place of business in Massachusetts, which shall be determined by the Trustees, and shall continue to maintain an office at such address unless changed by the Trustees to another location in Massachusetts.

The undersigned, Vice President, hereby certifies that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 17th day of May, 2000.

WITNESS the due execution hereof this 17th day of May, 2000.

/s/ Richard B. Fisher

Richard B. Fisher, Vice President

Federated Core Trust

Amendment No. 4

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

High-Yield Bond Portfolio

Federated Mortgage Core Portfolio

Federated Government Pool

Federated Prime Pool

Federated Inflation-Protected Securities Core Fund

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 19th day of August, 2005.

WITNESS the due execution hereof this 19th day of August, 2005

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ Thomas G. Bigley	/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley	Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.	/s/ John E. Murray, Jr.
John T. Conroy, Jr.	John E. Murray, Jr.

/s/ Nicholas P. Constantakis	/s/ Marjorie P. Smuts
Nicholas P. Constantakis	Marjorie P. Smuts

/s/ John F. Cunningham	/s/ John S. Walsh
John F. Cunningham	John S. Walsh

/s/ Lawrence D. Ellis, M.D.
Lawrence D. Ellis, M.D.

Federated Core Trust

Amendment No. 5

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

High-Yield Bond Portfolio

Federated Mortgage Core Portfolio

Federated Inflation-Protected Securities Core Fund

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2007.

WITNESS the due execution hereof this 15th day of November, 2007, effective December 19, 2007.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ Thomas G. Bigley	/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley	Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.	/s/ John E. Murray, Jr.
John T. Conroy, Jr.	John E. Murray, Jr.

/s/ Nicholas P. Constantakis	/s/ Thomas M. O’Neill
Nicholas P. Constantakis	Thomas M. O’Neill

/s/ John F. Cunningham	/s/ Marjorie P. Smuts
John F. Cunningham	Marjorie P. Smuts

/s/ J. Christopher Donahue	/s/ John S. Walsh
J. Christopher Donahue	John S. Walsh

/s/ Lawrence D. Ellis, M.D.	/s/ James F. Will
Lawrence D. Ellis, M.D.	James F. Will

Federated Core Trust

Amendment No. 6

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

High-Yield Bond Portfolio

Federated Mortgage Core Portfolio

Federated Inflation-Protected Securities Core Fund

Federated Enhanced Duration Active Cash Core Fund

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 16th day of May, 2008.

WITNESS the due execution hereof this 16th day of May, 2008.

/s/ John F. Donahue	/s/ J. Christopher Donahue
John F. Donahue	J. Christopher Donahue

/s/ Thomas G. Bigley	/s/ John E. Murray, Jr.
Thomas G. Bigley	John E. Murray, Jr.

/s/ John T. Conroy, Jr.	/s/ R. James Nicholson
John T. Conroy, Jr.	R. James Nicholson

/s/ Nicholas P. Constantakis	/s/ Thomas M. O’Neill
Nicholas P. Constantakis	Thomas M. O’Neill

/s/ John F. Cunningham	/s/ Marjorie P. Smuts
John F. Cunningham	Marjorie P. Smuts

/s/ Peter E. Madden	/s/ John S. Walsh
Peter E. Madden	John S. Walsh

/s/ Charles F. Mansfield, Jr.	/s/ James F. Will
Charles F. Mansfield, Jr.	James F. Will

Federated Core Trust

Amendment No. 7

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

High-Yield Bond Portfolio

Federated Mortgage Core Portfolio

Federated Inflation-Protected Securities Core Fund

Federated Duration Plus Core Fund

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 14th day of August, 2009, to become effective on September 3, 2009.

WITNESS the due execution hereof this 14th day of August, 2009.

/s/ John F. Donahue	/s/ J. Christopher Donahue
John F. Donahue	J. Christopher Donahue

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ Maureen Lally-Green	/s/ John S. Walsh
Maureen Lally-Green	John S. Walsh

/s/ Peter E. Madden	/s/ James F. Will
Peter E. Madden	James F. Will

Federated Core Trust

Amendment No. 8

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

High-Yield Bond Portfolio

Federated Mortgage Core Portfolio

Federated Inflation-Protected Securities Core Fund

Federated Duration Plus Core Fund

Federated Bank Loan Core Fund

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of August, 2010, to become effective on the 13th day of August, 2010.

WITNESS the due execution hereof this 13th day of August, 2010.

/s/ John F. Donahue	/s/ J. Christopher Donahue
John F. Donahue	J. Christopher Donahue

/s/ John T. Conroy, Jr.	/s/ Charles F. Mansfield, Jr.
John T. Conroy, Jr.	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ R. James Nicholson
Nicholas P. Constantakis	R. James Nicholson

/s/ John F. Cunningham	/s/ Thomas M. O’Neill
John F. Cunningham	Thomas M. O’Neill

/s/ Maureen Lally-Green	/s/ John S. Walsh
Maureen Lally-Green	John S. Walsh

/s/ Peter E. Madden	/s/ James F. Will
Peter E. Madden	James F. Will

Federated Core Trust

Amendment No. 9

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

Federated Bank Loan Core Fund

Federated Inflation-Protected Securities Core Fund

Federated Mortgage Core Portfolio

High-Yield Bond Portfolio

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 15th day of November, 2012, to become effective on the 31st day of

December, 2012.

WITNESS the due execution hereof this 15th day of November, 2012.

/s/ John F. Donahue	/s/ Peter E. Madden
John F. Donahue	Peter E. Madden

/s/ J. Christopher Donahue	/s/ Charles F. Mansfield, Jr.
J. Christopher Donahue	Charles F. Mansfield, Jr.

/s/ Nicholas P. Constantakis	/s/ Thomas M. O’Neill
Nicholas P. Constantakis	Thomas M. O’Neill

/s/ John S. Walsh
John F. Cunningham	John S. Walsh

/s/ Maureen Lally-Green
Maureen Lally-Green

Federated Core Trust

Amendment No. 10

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High-Yield Bond Portfolio

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2014, to become effective on the 30th day of

April, 2014.

WITNESS the due execution hereof this 13th day of February, 2014.

/s/ John F. Donahue	/s/ Charles F. Mansfield, Jr.
John F. Donahue	Charles F. Mansfield, Jr.

/s/ John T. Collins	Thomas M. O’Neill
John T. Collins	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ P. Jerome Richey
J. Christopher Donahue	P. Jerome Richey

/s/ Maureen Lally-Green	/s/ John S. Walsh
Maureen Lally-Green	John S. Walsh

/s/ Peter E. Madden
Peter E. Madden

Federated Core Trust

Amendment No. 11

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

Emerging Markets Core Fund

Federated Bank Loan Core Fund

Federated Mortgage Core Portfolio

High-Yield Bond Portfolio

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 10th day of February, 2016, to become effective on the 1st day of March 2016 .

WITNESS the due execution hereof this 10th day of February, 2016.

/s/ John F. Donahue___________________	/s/ Peter E. Madden_________
John F. Donahue	Peter E. Madden

/s/ John T. Collins___________________	_/s/ Charles F. Mansfield, Jr._____________
John T. Collins	Charles F. Mansfield, Jr.

/s/ J. Christopher Donahue______________	_/s/ Thomas M. O’Neill_______________
J. Christopher Donahue	Thomas M. O’Neill

/s/ Maureen Lally-Green______________	/s/ P. Jerome Richey___________________
Maureen Lally-Green	P. Jerome Richey

/s/ G. Thomas Hough__________________	_/s/ John S. Walsh____________________
G. Thomas Hough	John S. Walsh

Federated Core Trust

Amendment No. 12

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

A.                  Strike Section 1 of Article I from the Declaration of Trust and substitute in its place the following:

This Trust shall be known as FEDERATED HERMES CORE TRUST, and the Trustees may conduct the business of the Trust under that name or any other name as they may determine from time to time

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 20th day of April, 2020, to become effective on the 24th day of April, 2020.

WITNESS the due execution hereof this 20th day of April, 2020.

/s/ John T. Collins	/s/ Charles F. Mansfield, Jr.
John T. Collins	Charles F. Mansfield, Jr.

/s/ J. Christopher Donahue	/s/ Thomas M. O’Neill
J. Christopher Donahue	Thomas M. O’Neill

/s/ John B. Fisher	/s/ P. Jerome Richey
John B. Fisher	P. Jerome Richey

/s/ Thomas Hough	/s/ John S. Walsh
G. Thomas Hough	John S. Walsh

/s/ Maureen Lally-Green Maureen Lally-Green

Federated Hermes Core Trust

Amendment No. 13

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

Emerging Markets Core Fund

Bank Loan Core Fund

Federated Mortgage Core Portfolio

High-Yield Bond Portfolio

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 13th day of February, 2020, to become effective on the 28th day of

August, 2020.

WITNESS the due execution hereof this 24th day of August, 2020.

/s/ John T. Collins	/s/ Charles F. Mansfield, Jr.
John T. Collins	Charles F. Mansfield, Jr.

/s/ J. Christopher Donahue	/s/ Thomas M. O’Neill
J. Christopher Donahue	Thomas M. O’Neill

/s/ John B. Fisher	/s/ P. Jerome Richey
John B. Fisher	P. Jerome Richey

/s/ G. Thomas Hough	/s/ John S. Walsh
G. Thomas Hough	John S. Walsh

/s/ Maureen Lally-Green Maureen Lally-Green

Federated Hermes Core Trust

Amendment No. 14

to the Declaration of Trust

dated August 21, 1996

This Declaration of Trust is amended as follows:

Strike Section 5 of Article III and replace it with the following:

Section 5. Establishment and Designation of Series. Without limiting the authority of the Trustees set forth in Article XIII, Section 7, inter alia, to establish and designate any additional Series or to modify the rights and preferences of any existing Series, the Series shall be, and are established and designated as,

Emerging Markets Core Fund

Bank Loan Core Fund

Mortgage Core Fund

High Yield Bond Core Fund

The undersigned hereby certify that the above Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees at a meeting on the 11th day of February, 2020, to become effective on the 25th day of February, 2021.

WITNESS the due execution hereof this 11th day of February, 2021.

/s/ John T. Collins	/s/Thomas M. O’Neill
John T. Collins	Thomas M. O’Neill

/s/ J. Christopher Donahue	/s/ Madelyn A. Reilly
J. Christopher Donahue	Madelyn A. Reilly

/s/ John B. Fisher	/s/P. Jerome Richey
John B. Fisher	P. Jerome Richey

/s/ G. Thomas Hough	/s/ John S. Walsh
G. Thomas Hough	John S. Walsh

/s/ Maureen Lally-Green Maureen Lally-Green